Exhibit 10.50

CONFIDENTIAL TREATMENT REQUESTED

CROSS LICENSE AGREEMENT BETWEEN INTUITIVE AND HANSEN

This Cross License Agreement Between Intuitive and Hansen (“Agreement”) is dated and made effective as of the Effective Date by and between Intuitive Surgical, Inc., a Delaware corporation (“Intuitive”), and Hansen Medical, Inc., a Delaware corporation (“Hansen”). Individually, Intuitive and Hansen are referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Hansen and Intuitive have entered into a Cross License Agreement dated September 5, 2005 (the “2005 Cross License”), and it is the intent of the Parties (i) that such 2005 Cross License shall remain in full force and effect, (ii) that the terms of such 2005 Cross License shall in no way be modified, affected or superseded by this Agreement, and (iii) that should there be any conflict between this Agreement and the 2005 Cross License, the 2005 Cross License shall prevail;

WHEREAS, Intuitive acknowledges that Hansen and Luna (as defined below) are parties to the case Hansen Medical Inc. v. Luna Innovations Inc., no. 07-088551, in the Superior Court of the State of California, County of Santa Clara (the “Litigation”);

WHEREAS, Intuitive was not a party to the Litigation, had no opportunity to contest the factual or legal allegations made by either Party in the Litigation, and reserves its rights to contest any of the allegations made by either Party in the Litigation;

WHEREAS, without interfering with the ability of Hansen and Luna to establish whatever arrangements Hansen and Luna may wish to establish for themselves outside the Medical Robotics Field, the Parties are entering into this Agreement to allow, among other things, Intuitive and Hansen to continue to work with Luna to develop Fiber Optic Shape Sensing/ Localization Technology within the Medical Robotics field;

WHEREAS, Hansen and Luna are settling the Litigation in the context of the Joint Amended Plan of Reorganization of Luna Innovations Incorporated et al. under Chapter 11 of the Bankruptcy Code (“Amended Plan of Reorganization” or “Amended Plan”) in Luna’s Chapter 11 Case No. 09-71811 (“Chapter 11 Case”) pending in the U.S. Bankruptcy Court for the Western District of Virginia (“Bankruptcy Court”) and approved by the Bankruptcy Court’s Order Confirming Joint Amended Plan of Reorganization of Luna Innovations Incorporated et al. (“Confirmation Order”). This Agreement is one of the “Hansen Settlement Documents” (as defined in the Amended Plan of Reorganization) referenced and incorporated in the Amended Plan of Reorganization and Confirmation Order;

WHEREAS, in connection with the settlement of the Litigation through the Amended Plan of Reorganization, the Parties’ mutually desire to continue their respective pursuit of fiber optic shape sensing and localization technologies as applied to certain aspects of medical robotics without future litigation between themselves with respect to such pursuits. In furtherance of this desire, Intuitive and Hansen are granting to each other certain licenses to certain Fiber Optic Shape Sensing and Localization Technologies within the Medical Robotics Field, in accordance with the terms and conditions described below;

WHEREAS, also in connection with the settlement of the Litigation through the Amended Plan of Reorganization, Intuitive and Luna are entering into that certain License Agreement Between Intuitive and Luna (the “Intuitive-Luna License”) and Hansen and Luna are entering into that certain Licensed Agreement Between Hansen and Luna (the “Hansen-Luna License”), in both cases as of the Effective Date, under which certain co-exclusive licenses are being granted by Luna to Intuitive and Hansen within the Medical Robotics Field with respect to certain Luna intellectual property.

NOW, THEREFORE, in view of the terms and conditions described below and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. DEFINITIONS. The following initially capitalized words and phrases (and derivative forms of these capitalized words and phrases) shall have the stated meanings below. The terms “include,” “includes,” “including” shall be deemed followed by the phrase “without limitation” regardless of whether followed by that phrase:

1.1 “Affiliates” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a Party. For purposes of this definition, “control” of an entity means the direct or indirect ownership of securities representing fifty percent (50%) or more of the total voting power entitled to vote in elections of such entity’s board of directors or other governing authority, or equivalent interests conferring the power to direct or cause the direction of the governance or policies of such entity.

1.2 “Cross-Licensed IP” means the Hansen Cross-Licensed IP and the Intuitive Cross-Licensed IP.

1.3 “Development and Supply Agreement” means that certain Development and Supply Agreement entered into between Hansen and Luna as of the Effective Date.

1.4 “Effective Date” means the Effective Date of the Amended Plan of Reorganization after entry of the Confirmation Order by the Bankruptcy Court, which the parties hereby confirm to be January 12, 2010.

1.5 “Fiber Optic Shape Sensing/Localization Technology” or “FOSSL Technology” means [****].

1.6 “Hansen Cross-Licensed IP” means [****].

1.7 “Hansen-Luna Agreement IP” means all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and all other intellectual property and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Luna under the Hansen-Luna Agreement in connection with the projects to develop products specified in the exhibits to the Hansen-Luna Agreement (but not including any technology or intellectual property developed by Luna prior to or otherwise independently of such projects, including without limitation all technology and intellectual property identified on Exhibit 5 to the Hansen-Luna Agreement). “Hansen-Luna Agreement IP” includes, but is not limited to, the technologies described in Exhibit A. For purposes of this Section, “Hansen-Luna Agreement” means those certain Terms and Conditions of Sale and Service executed by Hansen on September 27, 2006 and Luna on September 28, 2006, which Hansen-Luna Agreement is amended and restated in its entirety as of the Effective Date by the applicable provisions of the Hansen-Luna License.

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1.8 “Hansen-Luna IP” means the Hansen-Luna Agreement IP existing as of the Effective Date, together with Hansen’s rights in, to and under any FOSSL Technology (together with all Intellectual Property Rights therein or thereunder) invented or authored jointly by Luna and Hansen personnel (including third parties working on either Party’s behalf), generated in the performance of any Hansen-Luna agreement executed as of or after the Effective Date.

1.9 “Hansen Products” means any Product for which Hansen or its Affiliates has received or is in the process of seeking regulatory approval to market from the Food and Drug Administration (or any FOSSL Technology-enabled component or subsystem thereof) which has been, is or will be developed by or for Hansen or its Affiliates, or manufactured by or for Hansen or its Affiliates, or, sold by or for Hansen or its Affiliates.

1.10 “Intellectual Property Rights” means any and all of the following in any jurisdiction throughout the world (and any rights or interests therein): (a) patents, patent applications and patent and invention disclosures, together with all issuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof, and any other United States or foreign patent rights entitled to the same priority claim (in whole or in part) as any of the foregoing; (b) confidential or proprietary information, know-how and trade secrets; (c) copyrights and all applications, registrations, and renewals in connection with the foregoing; and (d) any and all other intellectual or industrial property or proprietary rights (excluding trademarks and similar rights in marks, names and logos).

1.11 “Intuitive Cross-Licensed IP” means [****].

1.12 “Intuitive-Luna Agreement” means the Development and Supply Agreement, dated June 11, 2007 (the “2007 Intuitive-Luna Agreement”), as it existed prior to the Effective Date and as amended and restated by Luna and Intuitive as of the Effective Date pursuant to the Amendment to the 2007 Development and Supply Agreement (the “Amendment”) in connection with entering into the Intuitive-Luna License.

1.13 “Intuitive-Luna IP” means the New Joint Intellectual Property existing as of the Effective Date, together with Intuitive’s rights in, to and under any FOSSL Technology (together with all Intellectual Property Rights therein or thereunder) invented or authored jointly by Luna and Intuitive personnel (including third parties working on either Party’s behalf), generated in the performance of any Intuitive-Luna agreement executed as of or after the Effective Date.

1.14 “Intuitive Products” means any Product for which Intuitive or its Affiliates has received or is in the process of seeking regulatory approval to market from the Food and Drug Administration (or any FOSSL Technology-enabled component or subsystem thereof) which has been, is or will be developed by or for Intuitive or its Affiliates, or manufactured by or for Intuitive or its Affiliates, or, sold by or for Intuitive or its Affiliates.

1.15 “Luna” means, individually and collectively, Luna Innovations Incorporated, a Delaware corporation, and Luna Technologies, Inc., a Delaware corporation (acting jointly and severally).

1.16 “Medical Robotics Field” means [****].

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1.17 “New Joint Intellectual Property” shall have the meaning given to this phrase in Section 9.2.2 of the Intuitive-Luna Agreement as of the Effective Date. For clarity and avoidance of doubt, New Joint Intellectual Property does not include Technology that was provided by Intuitive to Luna on a confidential basis to the extent meeting the definition of “Confidential Information” under Section 12 of the Intuitive-Luna Agreement and does not include “Background Intellectual Property” as defined in the Intuitive-Luna Agreement, and shall be limited to Technology developed in connection with the “Development Program” as defined in the Intuitive-Luna Agreement.

1.18 “Product” means any device, instrument, diagnostic, therapeutic, prototype, product, system, application or services.

1.19 “SDOF Medical Robotics” means [****].

1.20 “Technology” means any technical information, know-how, processes, procedures, methods, formulae, protocols, techniques, software, computer code (including both object and source code), documentation, works of authorship, data, designations, designs, devices, prototypes, substances, components, inventions (whether or not patentable), mask works, ideas, trade secrets and other information or materials, in tangible or intangible form.

2. LICENSE GRANTS

2.1 By Hansen. Hansen hereby grants to Intuitive and its Affiliates (a) a non-exclusive, worldwide, transferable (subject to Section 6.3), royalty-free, fully paid-up, perpetual and irrevocable license under the Hansen Cross-Licensed IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Intuitive Products, in each case solely within the Medical Robotics Field; and (b) a co-exclusive, worldwide, transferable (subject to Section 6.3), royalty-free, fully paid-up, perpetual and irrevocable license under the Hansen-Luna IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Products, in each case solely within the Medical Robotics Field with co-exclusive meaning that Hansen and Intuitive shall each enjoy all the rights of an exclusive licensee (but for the rights of the other) except that Intuitive’s right to sublicense is limited to the following. The foregoing licenses in both (a) and (b) include the right to sublicense (through one or multiple tiers) the Hansen Cross-Licensed IP and the Hansen-Luna IP within the Medical Robotics Field solely in connection with the development, manufacture, use or sale of Intuitive Products (i.e., no naked sublicenses are allowed). Hansen remains free to license the Hansen Cross-Licensed IP to other parties in its sole discretion without restriction hereunder but, consistent with the co-exclusive grant above, Hansen may only license the Hansen-Luna IP within the Medical Robotics Field solely (i) to Affiliates generally for any purpose, (ii) in connection with the development, manufacture, use or sale of Hansen Products, and/or (iii) with respect to SDOF Medical Robotics, for which Hansen will have the sole right to grant naked licenses and sublicenses to third parties (without any restrictions or interference from either Intuitive or Luna). For the avoidance of doubt, third parties developing or making Products for Intuitive or its Affiliates (such as Luna) within the Medical Robotics Field may do so under the foregoing licenses without the need for the grant of a sublicense to Luna or such other third party.

2.2 By Intuitive. Intuitive hereby grants to Hansen and its Affiliates (a) a non-exclusive, worldwide, transferable (subject to Section 6.3), royalty-free, fully paid-up, perpetual and irrevocable license (with the right to sublicense through one or multiple tiers) under the Intuitive Cross-Licensed IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Hansen Products (and SDOF Medical Robotics for purposes of Hansen’s right to grant naked sublicenses as described below), in each case solely within the Medical Robotics Field;

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and (b) a co-exclusive worldwide, transferable (subject to Section 6.3), royalty-free, fully paid-up, perpetual and irrevocable license under the Intuitive-Luna IP to research, develop, make, have made, use, have used, import, sell, have sold and otherwise commercialize and exploit Products, in each case solely within the Medical Robotics Field with co-exclusive meaning that Intuitive and Hansen shall each enjoy all the rights of an exclusive licensee (but for the rights of the other) except that Hansen’s right to sublicense is limited to the following. The foregoing licenses in both (a) and (b) include the right to sublicense (through one or multiple tiers) the Intuitive Cross-Licensed IP and the Intuitive-Luna IP within the Medical Robotics Field solely in connection with the development, manufacture, use or sale of Hansen Products (i.e., no naked sublicenses are allowed) except that with respect to SDOF Medical Robotics, Hansen will have the sole right to grant naked sublicenses to third parties (without any restrictions or interference from either Intuitive or Luna). Intuitive remains free to license the Intuitive Cross-Licensed IP to other parties in its sole discretion without restriction hereunder but, consistent with the co-exclusive grant above, Intuitive may only license the Intuitive-Luna IP within the Medical Robotics Field solely (i) to Affiliates generally for any purpose, and/or (ii) in connection with the development, manufacture, use or sale of Intuitive Products. For the avoidance of doubt, third parties developing or making Products for Hansen or its Affiliates (such as Luna) within the Medical Robotics Field may do so under the foregoing licenses without the need for the grant of a sublicense to Luna or such other third party.

2.3 No Conflicting Agreements.

(a) Hansen Licensed IP. Hansen shall not grant during the term of this Agreement any right, license or interest in, to or under the Hansen Cross-Licensed IP or Hansen-Luna IP that is inconsistent with the rights and licenses granted to Intuitive in this Agreement. Hansen shall not modify any existing agreement with any third party or enter into any new agreements with any other third party, or otherwise create or incur any obligation (whether by contract or otherwise) that would limit, restrict or otherwise adversely affect the licenses granted by this Agreement or that would otherwise limit or be inconsistent with any other terms and conditions of this Agreement.

(b) Intuitive Licensed IP. Intuitive shall not grant during the term of this Agreement any right, license or interest in, to or under the Intuitive Cross-Licensed IP or Intuitive-Luna IP that is inconsistent with the rights and licenses granted to Hansen in this Agreement. Intuitive shall not modify any existing agreement with any third party or enter into any new agreements with any other third party, or otherwise create or incur any obligation (whether by contract or otherwise) that would limit, restrict or otherwise adversely affect the licenses granted by this Agreement or that would otherwise limit or be inconsistent with any other terms and conditions of this Agreement.

2.4 No Disclosure Obligation. Notwithstanding any contrary provision in this Agreement, the Parties shall have no obligation to each other under this Agreement to disclose or deliver any confidential or proprietary information, know-how, trade secrets, non-copyright or non-patent intellectual or industrial property or proprietary rights or any other Technology. The foregoing shall not limit any obligation of Luna to disclose information (excluding confidential information of either Party or third parties provided to Luna as of the Effective Date) under any agreements between Luna and either of the Parties.

2.5 Third Party License Payments and Agreement Terms. If the practice by a Party (“Licensee”) of Cross-Licensed IP, Hansen-Luna IP or Intuitive-Luna IP licensed to it under this Agreement (including through Licensee’s manufacture, use or sale of Products covered thereby or grant of a sublicense covered thereby) that is in-licensed by the other Party (“Licensor”) from third party licensors and sublicensed to Licensee under Section 2.1 (in the case where Intuitive is the Licensee and

Hansen the Licensor) or under Section 2.2 (in the case where Hansen is the Licensee and Intuitive the Licensor) (Licensee’s licenses of such third party intellectual property being “Third Party Licenses” and such third party licensors being “Third Party Licensors”), results in a royalty, milestone or similar payment becoming due to any Third Party Licensors, Licensee shall be responsible for such payments but solely to the extent the applicable provisions requiring (and setting forth the method for determining the amount and calculation of) such royalty, milestone and similar payments are disclosed to Licensee in writing in advance of Licensee incurring any such payments (such payments attributable to Licensee’s practice of the intellectual property being, “Third Party Payments”). If permitted by such Third Party Licensors and Licensor provides Licensee with the instructions therefor, Licensee shall directly pay such amounts to Third Party Licensors on a timely basis. Otherwise, Licensee shall reimburse Licensor for any such Third Party Payments actually paid by Licensee to the applicable Third Party Licensor within ten (10) business days of receipt of an invoice therefor from Licensee (or within such period of time as may be agreed upon by the Parties after review of the applicable Third Party License). Licensee shall have no obligation to make or reimburse (and Licensor shall be solely responsible for) any payments under or with respect to any Third Party Licenses except for those Third Party Payments properly disclosed to Licensee in advance as provided above. The Parties shall reasonably cooperate with each other to provide such information and documents as is reasonably required to calculate, pay and report Third Party Payments. If Licensor enters into any Third Party Licenses after the Effective Date, Licensor shall promptly disclose to Licensee the details of any Third Party Payments thereunder (but in any event at least thirty (30) days before any Third Party Payments would accrue) as well as all terms and conditions therein that are applicable to Licensee or sublicensees generally. Licensee may choose in its sole discretion to exclude any Third Party License from the licenses granted to Licensee hereunder at any time by providing thirty (30) days prior written notice to Licensor thereof, in which case Licensee shall have no obligation to make or reimburse any Third Party Payments with respect to such excluded Third Party License (or comply with the applicable terms and conditions thereof with respect to periods following the effective date of such notice) as of the end of such thirty (30) day notice period (except to the extent and for so long as any Third Party Payments continue to accrue even after such exclusion notice in accordance with terms disclosed to Licensee in advance as provided above). If Licensee elects to exclude any Third Party License from the sublicenses to Licensee hereunder in accordance with the foregoing notice, such Third Party License shall be excluded from the Cross-Licensed IP, Hansen-Luna IP, and Intuitive-Luna IP (as the case may be) for all purposes under this Agreement. Unless Licensee has excluded any Third Party License in accordance with the foregoing, Licensee hereby agrees to comply with terms and conditions required of and applicable to sublicensees under any of the Third Party Licenses, but solely to the extent disclosed to Licensee in advance. Licensor shall maintain all Third Party Licenses (not excluded by Licensee in accordance with the foregoing) in full force and effect and comply with the terms and conditions thereof (except to the extent any failure to do so would not terminate, limit or restrict Licensee’s sublicense of rights thereunder) and Licensor shall not terminate or modify any such Third Party Licenses in a materially adverse manner that terminates, limits or restricts the rights sublicensed to Licensee by Licensor herein with respect to such Third Party License or in a manner that materially and adversely increases the obligations of Licensee (i) to make Third Party Payments or (ii) to comply with the terms and conditions of such Third Party License.

2.6 Clarification Regarding Rights to Technology. Notwithstanding any contrary or conflicting provision or potential interpretation of any provision in this agreement regarding the ownership, rights in or to, or licensing of any Cross Licensed IP, Hansen-Luna IP or Intuitive-Luna IP, this Agreement shall not be interpreted to convey from Intuitive to Hansen or from Hansen to Intuitive ownership of any Technology or Intellectual Property nor license rights in or to any Technology (or Intellectual Property Rights therein or thereto) for: [****].

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2.7 Clarification Regarding Affiliate IP. Any Technology or Intellectual Property Rights of a given Affiliate of a Party that is included within the Cross-Licensed IP as of the Effective Date or within the [****] year period following the Effective Date shall remain so included, and shall be and remain subject to the licenses granted to the other Party herein, even if and after such Affiliate entity ceases at some point to meet the definition of an Affiliate of such Party hereunder. Conversely, any Technology or Intellectual Property Rights of an entity that becomes an Affiliate of a Party after the fifth (5th) anniversary of the Effective Date shall be excluded from the Cross-Licensed IP and thus excluded from the licenses granted hereunder (unless and to the extent any such Technology and/or Intellectual Property Rights were already included in the Cross-Licensed IP as of the fifth anniversary of the Effective Date). For the avoidance of doubt, the Cross-Licensed IP shall in any event exclude any Technology or Intellectual Property Rights of any entity that acquires a Party, whether such acquisition is by merger, purchase of assets, purchase of equity or otherwise (except to the extent already included within the Cross-Licensed IP prior to such acquisition), whether such Technology and Intellectual Property Rights of such entity existed prior to, or came into existence after, such acquisition (and such entity, and any affiliates of such entity (that were not Affiliates of the Party prior to its acquisition) shall not be Affiliates under this Agreement after such acquisition for purposes of the Hansen Cross-Licensed IP and Intuitive Cross-Licensed IP definitions hereunder.

2.8 Retroactive Effect. The license grants under this Agreement shall be deemed to have retroactive effect as if granted from the first time any Cross-Licensed IP, Hansen-Luna IP or Intuitive-Luna IP first existed, and therefore neither Party retains the right to sue for past infringement of any Cross-Licensed IP, Hansen-Luna IP or Intuitive-Luna IP within the scope of the licenses expressly granted by this Agreement. Accordingly, notwithstanding anything to the contrary in this Agreement: (a) Hansen hereby releases and forever discharges Intuitive from all actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that Hansen has or may have against Intuitive arising out of the infringement or misappropriation, or alleged infringement or misappropriation, of Hansen Cross-Licensed IP or Hansen-Luna IP within the scope of the license grant in Section 2.1 prior to or as of the Effective Date and (b) Intuitive hereby releases and forever discharges Hansen from all actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that Intuitive has or may have against Hansen arising out of infringement or misappropriation, or alleged infringement or misappropriation, of Intuitive Cross-Licensed IP or Intuitive-Luna IP within the scope of the license grant in Section 2.2 prior to or as of the Effective Date.

2.9 Intuitive-Luna Agreement and Hansen-Luna Related Matters.

(a) Without affecting the definition of “New Joint Intellectual Property” in Section 1.17, the terms of the Intuitive-Luna Agreement shall remain in full force and effect except as modified by the Amendment or by the Hansen-Luna License. It is intended by the Parties that the Intuitive-Luna Agreement, as amended by the Amendment, be consistent with the licenses granted by Luna to Intuitive in Section 2.1 of the Intuitive-Luna License, the corresponding license granted by Luna to Hansen in Section 2.1 of the Hansen-Luna License and the patent enforcement provision of Article 4 of the Intuitive-Luna License and Article 5 of the Hansen-Luna License. Accordingly, Intuitive agrees that the Amendment shall provide that, (i) any exclusive licenses within the Medical Robotics Field granted by Luna to Intuitive under the Intuitive-Luna Agreement (including under Sections 4.1 and 4.2 of the Intuitive-Luna Agreement) shall be modified to the extent required to allow for the co-exclusive license granted by Luna under the Licensed IP (as defined in each of the following agreements, respectively) to Intuitive in the Intuitive-Luna License and to Hansen in the Hansen-Luna License; (ii) the provisions of the Intuitive-Luna Agreement (including Sections 4.2 and 14.2.1 of the Intuitive-Luna Agreement) shall be modified to eliminate any restrictions or prohibitions on Luna to develop and manufacture products for

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Hansen and otherwise perform its obligations under the Development and Supply Agreement, and (iii) any provisions regarding the enforcement of Licensed Patents (as defined in the Intuitive-Luna License) within the Intuitive-Luna Agreement (such as Section 9.7) shall be subject to and governed by Article 4 of the Intuitive-Luna License and Article 5 of the Hansen-Luna License with respect to such Licensed Patents. The foregoing matters are and shall be incorporated into the Amended Plan and the Confirmation Order as well as into the Amendment. Intuitive agrees that it may not amend, rescind or terminate the provisions in the Amendment effectuating the foregoing clauses (i) – (iii) or otherwise amend the Intuitive-Luna Agreement in a manner that amends, rescind or terminates the foregoing clauses (i) – (iii).

(b) It is intended by the Parties that the Hansen-Luna License and the Development and Supply Agreement be consistent with the licenses granted by Luna to Intuitive in Section 2.1 of the Intuitive-Luna License, the corresponding license granted by Luna to Hansen in Section 2.1 of the Hansen-Luna License and the patent enforcement provision of Article 4 of the Intuitive-Luna License and Article 5 of the Hansen-Luna License. Accordingly, Hansen agrees not to amend the Hansen-Luna License or the Development and Supply Agreement in a way that would (i) terminate or rescind the licenses granted to Intuitive in Section 2.1 of the Intuitive-Luna License, (ii) amend, terminate or rescind the provisions in Article 5 of this Agreement or the patent enforcement provisions of the Development and Supply Agreement in a way that conflicts with the current Article 5 of this Agreement and Article 4 of the Intuitive-Luna License, or (iii) restrict or prohibit Luna from developing or manufacture products for Intuitive under, or otherwise performing its obligations under, the Intuitive-Luna Agreement.

2.10 Reservation of Rights. Except for the rights and licenses expressly granted to Hansen by Intuitive under this Agreement, Intuitive retains all right, title and interest in and to the Intuitive Cross-Licensed IP, Intuitive-Luna IP and all of Intuitive’s other Intellectual Property Rights. Except for the rights and licenses expressly granted to Intuitive by Hansen under this Agreement Hansen retains all right, title and interest in and to the Hansen Cross-Licensed IP or Hansen-Luna IP and all of Hansen’s other Intellectual Property Rights. The foregoing shall not limit any licenses granted by Luna to Hansen outside the Medical Robotics Field to the extent of Luna’s rights to do so under the Intuitive-Luna Agreement.

3. REPRESENTATIONS AND WARRANTIES; DISCLAIMERS; INDEMNIFICATION

3.1 By Hansen. Hansen hereby represents, warrants and covenants as follows:

(a) Hansen is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b) The execution, delivery and performance of this Agreement by Hansen (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action on Hansen’s part, and (iii) do not and shall not contravene or constitute a default under, and are not and shall not be inconsistent with, any law or regulation, any judgment, decree or order, or any contract, agreement or other undertaking applicable to Hansen.

(c) Hansen has the full right and authority to grant the rights and licenses granted by Hansen to Intuitive herein.

(d) Hansen has not granted any right, license, or interest in, to or under the Hansen Cross-Licensed IP or Hansen-Luna IP inconsistent with the rights and licenses granted to Intuitive in this Agreement.

(e) To the best of Hansen’s knowledge as of the Effective Date, there are no actions, suits, investigations, claims or proceedings pending or threatened against Hansen relating to the Hansen Cross-Licensed IP or Hansen-Luna IP, other than the Litigation and the Chapter 11 Case.

(f) Aside from the Development and Supply Agreement (which, among other things, amends and restates that certain Terms and Conditions of Sale and Service executed by Hansen on September 27, 2006 and Luna on September 28, 2006) and the Hansen-Luna License, there are no agreements between Luna and Hansen as of the Effective Date with respect to FOSSL Technology (other than a non-disclosure agreement dated April 1, 2006) or that would restrict or prevent the granting of the licenses granted by Luna to Intuitive in Section 2.1 of the Intuitive-Luna License or the granting the corresponding license granted by Luna to Hansen in Section 2.1 of the Hansen-Luna License.

(g) Aside from the Development and Supply Agreement, there are no amendments or modifications to the Terms and Conditions of Sale and Service executed by Hansen on September 27, 2006 and Luna on September 28, 2006).

(h) Hansen agrees not to amend the Hansen-Luna License or the Development and Supply Agreement in a way that would (i) terminate or rescind the licenses granted to Intuitive in Section 2.1 of the Intuitive-Luna License, or (ii) conflict with the provisions in Article 4 of the Intuitive-Luna License or Article 5 of the Hansen-Luna License, or (iii) restrict or prohibit Luna from developing or manufacturing products for Intuitive under, or otherwise performing its obligations under, the Intuitive-Luna Agreement.

3.2 By Intuitive. Intuitive hereby represents, warrants and covenants as follows:

(a) Intuitive is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b) The execution, delivery and performance of this Agreement by Intuitive (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action on Intuitive’s part, and (iii) do not and shall not contravene or constitute a default under, and are not and shall not be inconsistent with, any law or regulation, any judgment, decree or order, or any contract, agreement or other undertaking applicable to Intuitive.

(c) Intuitive has the full right and authority to grant the rights and licenses granted by Intuitive to Hansen herein.

(d) Intuitive has not granted any right, license, or interest in, to or under the Intuitive Cross-Licensed IP or Intuitive-Luna IP inconsistent with the rights and licenses granted to Hansen in this Agreement.

(e) To the best of Intuitive’s knowledge as of the Effective Date, there are no actions, suits, investigations, claims or proceedings pending or threatened against Intuitive relating to the Intuitive Cross-Licensed IP or Intuitive-Luna IP.

(f) Aside from the Intuitive-Luna Agreement and the Intuitive-Luna License, there are no agreements between Luna and Intuitive as of the Effective Date with respect to FOSSL Technology or that would restrict or prevent the granting of the licenses granted by Luna to Intuitive in Section 2.1 of the Intuitive-Luna License or the granting of the corresponding license granted by Luna to Hansen in Section 2.1 of the Hansen-Luna License.

(g) Aside from the Amendment (which shall be consistent with Section 2.9) and an amendment to change the engineering specifications, there are no amendments or modifications to the 2007 Intuitive-Luna Agreement as of the Effective Date with the exception of changes to the Milestones and Luna Product Specifications.

(h) Intuitive agrees not to not amend the Intuitive-Luna Agreement or the Intuitive-Luna License in a way that would (i) terminate or rescind the licenses granted to Hansen in Section 2.1 of the Hansen-Luna License, (ii) conflict with the provisions in Article 5 of the Hansen-Luna License or the patent enforcement provisions of the Development and Supply Agreement, or (iii) restrict or prohibit Luna from developing or manufacture products for Hansen under, or otherwise performing its obligations under, the Development and Supply Agreement.

3.3 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND AS TO THE VALIDITY OF LICENSED PATENT CLAIMS, WHETHER ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT THE PRACTICE BY THE OTHER PARTY OF THE RIGHTS GRANTED BY THIS AGREEMENT WILL NOT INFRINGE THE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

4. CONFIDENTIALITY

4.1 Definition. “Confidential Information” means all non-public written, visual, oral and electronic data and information disclosed by one Party (“Discloser”) to the other Party (“Recipient”) under this Agreement that relates to the Discloser’s business, technology, products, processes, techniques, research, development and marketing and is marked as confidential or proprietary or disclosed under circumstances reasonably indicating that it is confidential or proprietary. All Hansen Cross-Licensed IP and Hansen-Luna IP shall be Confidential Information of Hansen and Hansen shall be the Discloser (and Intuitive the Recipient) of that information; and all Intuitive Cross-Licensed IP and Intuitive-Luna IP shall be Confidential Information of Intuitive and Intuitive shall be the Discloser (and Hansen the Recipient) of that information. All Confidential Information (including all copies, extracts and portions thereof) shall remain the property of Discloser. Except as expressly agreed otherwise by the Parties, Recipient does not acquire any Intellectual Property Rights under any disclosure under this Agreement except the limited right to use such Confidential Information in accordance with this Agreement (including to exercise a Party’s license rights or perform a Party’s obligations under this Agreement).

4.2 Restrictions. Recipient shall hold all Confidential Information of Discloser in strict confidence and shall not disclose any such Confidential Information to any third party except as expressly provided in this Section 4.2. Recipient may disclose the Confidential Information of Discloser only to regulatory authorities and employees, agents, contractors, Affiliates and actual and potential licensees and sublicensees (solely to the extent, in the case of any such actual or potential licensee or sublicensee, if such Confidential Information to be disclosed is licenseable or sublicenseable to such licensee or sublicensee), in all such cases who have a reason to know such information for purposes of Recipient’s performance of its obligations or exercise of its rights under this Agreement and (except with respect to regulatory authorities) who are bound in writing by restrictions regarding disclosure and use at least as protective of Discloser as the terms and conditions in this Agreement. Recipient shall not use any Confidential Information of Discloser for the benefit of itself or any third party or for any purpose other than to perform its obligations and exercise its rights under this Agreement. Recipient shall take at least the same degree of care that it uses to protect its own confidential and proprietary information and materials of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication, or dissemination of the Confidential Information of Discloser.

4.3 Scope. The restrictions on disclosure and use required by Sections 4.1 and 4.2 shall not apply with respect to any Confidential Information of Discloser to the extent such Confidential Information: (a) was or becomes publicly known through no wrongful act or omission of the Recipient or its Affiliates and their respective employees, agents and representatives; (b) was rightfully known by Recipient before receipt from Discloser; (c) becomes rightfully known to Recipient from a source other than Discloser without breach of a duty of confidentiality to Discloser or its Affiliates; or (d) is independently developed by Recipient without the use of or access to the Confidential Information of Discloser. In addition, Recipient may use or disclose Confidential Information of Discloser to the extent (i) approved by Discloser in writing or (ii) Recipient is legally compelled to disclose such Confidential Information, provided, however, that prior to any such compelled disclosure, Recipient shall give Discloser reasonable advance notice of any such disclosure and shall cooperate with Discloser in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of such Confidential Information.

5. INTELLECTUAL PROPERTY

5.1 Prosecution and Maintenance of Licensed Patents. The Parties acknowledge certain provisions regarding prosecution and maintenance of certain patents within the Hansen-Luna IP and Intuitive-Luna IP and licensed under this Agreement are set forth in the Intuitive-Luna Agreement and the Development and Supply Agreement.

5.2 Enforcement of Licensed Patents.

(a) In the Medical Robotics Field. Each of Hansen and Intuitive shall have the right (but not the obligation) to institute enforcement actions against infringement or misappropriation or alleged infringement of the Hansen-Luna IP and Intuitive-Luna IP solely to the extent within the Medical Robotics Field, in each case at its own expense. If Hansen institutes such enforcement, Hansen shall be the “Enforcing Party” and Intuitive shall be the “Non-Enforcing Party”; if Intuitive institutes such enforcement Intuitive shall be the “Enforcing Party” and Hansen shall be the “Non-Enforcing Party.” The Enforcing Party shall notify the Non-Enforcing Party in writing of its decision to institute such enforcement action and shall keep it reasonably apprised of all developments in such enforcement actions and consult with it regarding such enforcement activities, but the Enforcing Party shall not be required to obtain any approvals or consents to take such enforcement actions, subject to Section 5.1(c) below. Each of Luna and the Non-Enforcing Party shall, at the Enforcing Party’s expense, reasonably cooperate with the Enforcing Party and provide all reasonable assistance in connection with any such enforcement action, including without limitation agreeing to be named as a party to such action or having such action brought in its name by the Enforcing Party (at the Enforcing Party’s expense, including the cost of any fees and court costs) if and to the extent required for the Enforcing Party to have the legal right to initiate such an enforcement action, subject to Section 5.1(c) below, including without limitation as an estate representative pursuant to 11 U.S.C. § 1123(b)(3) and otherwise pursuant to the Amended Plan. The Enforcing Party shall retain all recoveries from such enforcement actions, provided that non-monetary recoveries shall inure to the benefit of both the Enforcing Party and the Non-Enforcing Party as an interested party to the extent of its interest. No settlement, consent judgment or other voluntary final disposition of the action that involves an admission of Luna’s (or the Non-Enforcing Party’s) liability or wrongdoing, requires Luna (or the Non-Enforcing Party) to take or refrain from taking any action or incur any payment obligations or other liabilities or otherwise binds Luna (or the Non-Enforcing Party) or that involves an admission of the invalidity or unenforceability of the Hansen-Luna IP and Intuitive-Luna IP or any other of Luna’s (or the Non-Enforcing Party’s) intellectual property or that could reasonably be likely to restrict Luna (or the Non-Enforcing Party) from conducting its business, may be entered into without the express written consent of Luna (and, if applicable, the Non-Enforcing Party), which consent shall not be unreasonably withheld.

(b) Under the Intuitive-Luna Agreement and Hansen-Luna License. Notwithstanding any of the foregoing to the contrary, enforcement of any patents that are within the New Joint Intellectual Property under the Intuitive-Luna Agreement shall be governed by Section 9.7 of the Intuitive-Luna Agreement except that for such purpose the definition of “Field” in the Intuitive-Luna Agreement shall be replaced with the above definition of Medical Robotics Field. Notwithstanding any of the foregoing to the contrary, enforcement of any Joint Patents, as such term is defined in Section 1.29 of the Development and Supply Agreement, shall be governed by Section 5.2(d) of the Hansen-Luna License.

(c) Certain Indemnities. In the event a Party brings an enforcement action with respect to the Licensed Patents under this Section 5.1 (the “Indemnifying Party”), such Indemnifying Party shall indemnify the other Party (the “Indemnitee”) for any damages, awards, costs and out-of-pocket expenses imposed on or incurred by the Indemnitee as a result of (and to the extent arising from the subject matter of) such enforcement action (including such damages, awards, costs and expenses resulting from such Indemnitee being named as a party to such action or resulting from any court order for costs, fees, penalties, and other amounts (including the posting of bonds, if any) that may be imposed against the Indemnitee in such enforcement proceedings, to the extent such court order does not arise from such Indemnitee’s own actions (unless such actions were directed to be taken by the Indemnifying Party)). Notwithstanding any of the foregoing to the contrary, such indemnification by the Indemnifying Party shall exclude any damages, awards, costs or expenses to the extent based on claims (including cross-claims or counterclaims) that are brought against the Indemnitee with respect to subject matter outside of the infringement, misappropriation, validity or enforceability of the Licensed Patents asserted in the action (and outside the actions or omissions of the Indemnifying Party in conducting such enforcement action) or with respect to subject matter which concerns actions or omissions of the Indemnitee that were not directed to be taken or omitted by the Indemnifying Party, in each case, so long as the Indemnitee has the sole right to control the actions based on such claims or subject matter.

6. MISCELLANEOUS

6.1 Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties with respect to the cross licenses provided between Intuitive and Hansen hereunder, and supersedes and merges all prior and contemporaneous understandings and agreements between the Parties, whether written or oral, with respect to this subject matter with the exception of the 2005 Cross License. This Agreement shall not be modified, amended or cancelled other than in a writing signed by authorized representatives of both Parties.

6.2 No Implied Waiver. Any waiver of any obligation under this Agreement must be in writing. The failure of any Party to enforce at any time any provision of or right under this Agreement shall not be construed to be a waiver of such provision or right or any other provision, and shall not affect the right of such Party to enforce such provision or right or any other provision. No waiver of any breach hereof shall be construed to be a waiver of any other breach.

6.3 Assignment. Each Party shall have the right to assign all of its rights and obligations under this Agreement to an Affiliate of such Party. Any such Affiliate shall have the further right to assign to another Affiliate of such Party. This Agreement and the rights of a Party under this Agreement may not otherwise be assigned by such Party without the prior written consent of the other Party; provided, however, this Agreement (along with the rights granted under it) may be assigned by a Party without the other Party’s consent as part of (i) a merger, consolidation, internal reorganization, or acquisition of the assigning Party or (ii) a sale of all or substantially all the assets of the assigning Party. Any assignment as part of a merger, consolidation, internal reorganization, acquisition or sale under (i) or (ii), above, shall not result in a Parties co-exclusive license rights being transferred to more than one entity. Subject to the foregoing, the respective obligations of the Parties to this Agreement shall bind, and the respective rights of the Parties shall inure to the benefit of, the Parties’ respective permitted assignees and successors. For the avoidance of doubt, any sale or transfer of Cross-Licensed IP, Hansen-Luna IP or Intuitive-Luna IP shall only be made fully subject to the terms and conditions of this Agreement.

6.4 Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed by the internal laws of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Delaware to the rights and duties of the Parties. In the event of any controversy, claim or dispute between the Parties arising out of or relating to this Agreement, such controversy, claim or dispute may be tried solely in a state or federal court located in Delaware, and the Parties hereby irrevocably consent to the jurisdiction and venue of such courts.

6.5 Severability. If for any reason a provision of this Agreement, or portion thereof, is finally determined to be unenforceable under applicable law, that provision, or portion thereof, shall nonetheless be enforced, as to circumstances, persons, places and otherwise, to the maximum extent permissible by applicable law so as to give effect to the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

6.6 Nature of Rights in Bankruptcy. The Parties agree that the rights granted hereunder are rights in “intellectual property” within the scope of Section 101 (or its successors) of the Bankruptcy Code of the United States. Each of Hansen and Intuitive, as a licensee of Intellectual Property Rights under this Agreement, shall have and may fully exercise all rights available to a licensee under the Bankruptcy Code of the United States, including under Section 365(n) or its successors. Hansen shall take all steps reasonably requested by Intuitive, and Intuitive shall take all steps reasonably requested by Hansen, to perfect, enforce and provide constructive notice of, the licenses, immunities, and other rights granted under this Agreement, including filings in the U.S. Patent and Trademark Office and under the Uniform Commercial Code.

6.7 Headings. The headings and captions used in this Agreement are for convenience only and shall not be considered in construing or interpreting this Agreement.

6.8 Interpretation. This Agreement has been negotiated by all Parties, and each Party has been advised by competent legal counsel. This Agreement shall be interpreted in accordance with its terms and without any construction in favor of or against either Party.

6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which collectively shall constitute one and the same instrument.

6.10 Litigation Disclaimer. Because Intuitive was not a party to the Litigation, Intuitive specifically reserves its right to contest and does not acknowledge the validity of any of the factual allegations or legal claims made by Hansen in the course of that proceeding. The foregoing sentence is not intended to limit, condition or modify the express terms and conditions of this Agreement, the Intuitive-Luna License or the Hansen-Luna License.

6.11 Notices. Except as may be otherwise provided herein, all notices, requests, waivers, consents and approvals made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party; (b) when sent by facsimile, with receipt confirmation, to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the applicable parties as set forth below with next business day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall attempt to promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity or delivery status of any such communication. A Party may change or supplement the addresses given below, or designate additional addresses, for purposes of this Section by giving the other Party written notice of the new address in the manner set forth above.

If to Hansen Medical, Inc.

800 E. Middlefield Road

Mountain View, CA 94043

Attn: Arthur Hsieh

Facsimile: 650-404-5901

Email: Arthur_Hsieh@hansenmedical.com

If to Intuitive Surgical, Inc.

1266 Kifer Road, Building 101

Sunnyvale, CA 94086-5304

Attn: General Counsel

Facsimile:

Email:

7. TERM AND EXPIRATION

7.1 Term. This Agreement shall take effect as of the Effective Date and shall continue in full force and effect for a period ending upon the expiration of the last patent licensed to a Party under this Agreement to expire (“Term”). The Term may be extended or shortened by mutual written agreement of the Parties prior to the expiration of the initial Term.

7.2 Effect of Expiration. Upon expiration of this Agreement at the end of the Term, all licenses to Technology granted hereunder shall survive such expiration, but solely with respect to Products that have been sold or Products that have been in clinical development as of the date of such expiration. Sections 2.9, 3.3 and 6.1 and Articles 4 and 5, shall survive the expiration of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

INTUITIVE SURGICAL, INC.	HANSEN MEDICAL, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

Certain Technology and Intellectual Property in Hansen Luna Agreement IP

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[****] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS